EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage
Heckett MultiServ S.A.I.C.	Argentina	100%
Harsco (Australia) Pty. Limited	Australia	100%
Harsco Track Technologies Pty. Ltd.	Australia	100%
MultiServ Australasia Pty. Ltd.	Australia	70%
MultiServ Holdings Pty. Limited	Australia	55%
MultiServ NSW Pty. Limited	Australia	55%
MultiServ South East Asia Pty. Ltd.	Australia	100%
MultiServ Victoria Pty. Ltd.	Australia	70%
SGB Australia (Pty.) Limited	Australia	100%
SGB Raffia Pty. Ltd.	Australia	100%
Taylor-Wharton (Australia) Pty. Limited	Australia	100%
Hünnebeck Austria Schalungstechnik	Austria	100%
AluServ Middle East W.L.L.	Bahrain	65%
La Louviere Logistique S.A.	Belgium	100%
MultiServ S.A.	Belgium	100%
MultiServ Services Specialises S.A.S.	Belgium	100%
SGB Belgium Sarl	Belgium	100%
Verwerkingsbedryf Voor Byproduckten in de Staalnyverhei	Belgium	100%
Harsco (Bermuda) Limited	Bermuda	100%
MultiServ Limitada	Brazil	100%
Sobremetal - Recuperacao de Metais Ltda.	Brazil	100%
Harsco Canada Corporation	Canada	100%
Harsco Canada General Partner Limited	Canada	100%
Harsco Canada Limited Partnership	Canada	100%
Harsco Nova Scotia Holding Corporation	Canada	100%
Guernsey Plant Hire Ltd.	Channel Islands-Guernsey	100%
SGB (Channel Islands) Ltd.	Channel Islands-Jersey	100%
SGB Gulf Ltd.	Channel Islands-Jersey	100%
MultiServ S.A.	Chile	100%
MultiServ Tang Shan Iron & Steel Service Corp. Ltd.	China	100%
MultiServ Zhejiang Iron & Steel Service Corp. Ltd.	China	80%
Taylor-Wharton (Beijing) Cryogenic Equipment Co. Ltd.	China	51%
Czech Slag - Nova Hut s.r.o.	Czech Republic	65%
Heckett MultiServ spol. s.r.o.	Czech Republic	100%
Hünnebeck Bohemia spol s.r.o.	Czech Republic	100%
MultiServ Cz s.r.o.	Czech Republic	100%
SGB Cz a.s.	Czech Republic	100%
Hünnebeck Danmark A/S	Denmark	100%
SGB Denmark ApS	Denmark	100%

EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage
Heckett Bahna Co. For Industrial Operations S.A.E.	Egypt	65%
Heckett MultiServ Bahna S.A.E.	Egypt	65%
SGB Egypt for Scaffolding and Formwork S.A.E.	Egypt	96.85%
Slag Processing Company Egypt (SLAR) S.A.E.	Egypt	60%
MultiServ Oy	Finland	100%
BC Nord S.A.S.	France	100%
BC S.A.S.	France	100%
Becema S.A.S.	France	100%
Evulca S.A.S.	France	100%
Floyequip S.A.	France	100%
Hünnebeck France S.A.S.	France	100%
MultiServ France S.A.	France	100%
MultiServ Industries S.A.S.	France	100%
MultiServ Logistique et Services Specialises S.A.S.	France	100%
MultiServ S.A.S.	France	100%
MultiServ Sud S.A.	France	100%
PyroServ SARL	France	100%
SCI Branchy S.A.	France	100%
SGB S.A.S.	France	100%
SMI Lorglev S.A.S.	France	100%
Solomat Industries S.A.	France	100%
Carbofer International GmbH	Germany	100%
Harsco GmbH	Germany	100%
Hünnebeck GmbH	Germany	100%
Hünnebeck Group GmbH	Germany	100%
MultiServ GmbH	Germany	100%
MultiServ Guatemala S.A.	Guatemala	100%
SGB Asia Pacific Ltd.	Hong Kong	100%
Hünnebeck Hungaria s.r.o.	Hungary	100%
SGB Eventlink (Ireland) Ltd.	Ireland	100%
SGB Scafform Limited	Ireland	100%
Hünnebeck Italia S.p.A.	Italy	100%
IlServ SrL	Italy	65%
SGB Baltics S.I.A.	Latvia	70%
Luxequip Holding S.A.	Luxembourg	100%
MultiServ S.A.	Luxembourg	100%
SGB Asia Pacific (M) Sdn Bhd.	Malaysia	100%
Taylor-Wharton Asia (M) Sdn. Bhd.	Malaysia	100%
Taylor-Wharton Gas Equipment Sdn. Bhd.	Malaysia	100%
Andamios Patentados, S.A. de C.V.	Mexico	100%
Electroforjados Nacionales, S.A. de C.V.	Mexico	100%
Irving, S.A. de C.V.	Mexico	100%

EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage
MultiServ Metals de Mexico, S.A. de C.V.	Mexico	100%
MultiServ Transport, BV	Netherlands	100%
Harrie Scholten BV	Netherlands	100%
Harsco Europa B.V.	Netherlands	100%
Harsco Finance B.V.	Netherlands	100%
Heckett MultiServ China B.V.	Netherlands	100%
Heckett MultiServ Far East B.V.	Netherlands	100%
Hünnebeck Nederland B.V.	Netherlands	100%
MultiServ (Holland) B.V.	Netherlands	100%
MultiServ Finance B.V.	Netherlands	100%
MultiServ International B.V.	Netherlands	100%
SGB Holland B.V.	Netherlands	100%
SGB Industrial Services B.V.	Netherlands	100%
SGB Logistic Services B.V.	Netherlands	100%
SGB North Europe B.V.	Netherlands	100%
Slag Reductie (Pacific) B.V.	Netherlands	100%
Slag Reductie Nederland B.V.	Netherlands	100%
Stalen Steigers Holland B.V.	Netherlands	100%
SteelServ Limited	New Zealand	50%
Hünnebeck Norge AS	Norway	100%
MultiServ A.S.	Norway	100%
MultiServ Peru SA	Peru	100%
Hünnebeck Polska Sp zoo	Poland	100%
SGB Polska SP Z.O.O.	Poland	100%
Companhia de Tratamento de Sucatas, Limitada	Portugal	100%
Trenci-Engenharia Tecnicas Racuionalizades de Construcao Civil Lda.	Portugal	100%
SGB Al Darwish United WLL	Qatar	49%
Heckett MultiServ Saudi Arabia Limited	Saudi Arabia	55%
MultiServ Smederevo D.O.O.	Serbia	100%
SGB Asia Pacific (S) Pte. Ltd.	Singapore	100%
MultiServ Slovensko s.r.o.	Slovak Republic	100%
SGB Slovensko s.r.o.	Slovak Republic	100%
Taylor-Wharton Harsco, s.r.o.	Slovak Republic	100%
MultiServ South Africa (Pty.) Limited	South Africa	100%
SRH Mill Services (Pty.) Ltd.	South Africa	100%
SteelServ (Pty.) Ltd.	South Africa	100%
Gestion Materias Ferricas, S.A.	Spain	100%
MultiServ Iberica S.A.	Spain	100%
MultiServ Intermetal S.A.	Spain	100%
MultiServ Lycrete S.A.	Spain	100%
MultiServ Reclamet, S.A.	Spain	100%
Serviequipo S.A.	Spain	100%
Hünnebeck Sverige A.B.	Sweden	100%

EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage
Montanus Industriforvaltning A.B.	Sweden	100%
MultiServ (Sweden) A.B.	Sweden	100%
MultiServ A.B.	Sweden	100%
MultiServ Nordiska A.B.	Sweden	100%
SGB Stallningar A.B.	Sweden	100%
MultiServ (Thailand) Company Limited	Thailand	100%
Faber Prest (Overseas) Limited	U.K.	100%
Faber Prest (Pacific) Limited	U.K.	100%
Faber Prest Limited	U.K.	100%
Fourninezero Ltd.	U.K.	100%
Harsco (U.K.) Ltd.	U.K.	100%
Harsco Investment Ltd.	U.K.	100%
Harsco Track Technologies Ltd.	U.K.	100%
Heckett International Services Limited	U.K.	100%
Heckett Limited	U.K.	100%
MastClimbers Ltd.	U.K.	100%
MultiServ (A.S.R.) Ltd.	U.K.	100%
MultiServ (Sheffield) Ltd.	U.K.	100%
MultiServ (U.K.) Ltd.	U.K.	100%
MultiServ Group Ltd.	U.K.	100%
MultiServ Investment Limited	U.K.	100%
MultiServ Logistics Limited	U.K.	100%
MultiServ plc	U.K.	100%
Otis Transport Services Limited	U.K.	100%
Quipco Ltd.	U.K.	100%
SGB (Ukraine) LLC	U.K.	70%
SGB Eventlink Limited	U.K.	100%
SGB Exclesio UA JV LTD	U.K.	70%
SGB Group Ltd.	U.K.	100%
SGB Holdings Ltd.	U.K.	100%
SGB Investments Ltd.	U.K.	100%
SGB Services Ltd.	U.K.	100%
Short Bros (Plant) Ltd.	U.K.	100%
Slag Reduction Overseas Limited	U.K.	100%
Harsco Foreign Sales Corporation	U.S. Virgin Islands	100%
Ashland Recovery Inc.	U.S.A.	100%
Braddock Recovery Inc.	U.S.A.	100%
National Recovery Systems Holding, Inc.	U.S.A.	100%
ECR Inc.	U.S.A.	100%
Faber Prest (U.S.), Inc.	U.S.A.	100%
Great Lakes Recovery Systems Inc.	U.S.A.	100%
Harsco Defense Holding, Inc.	U.S.A.	100%
Harsco Minnesota Corporation	U.S.A.	100%
Harsco Technologies Corporation	U.S.A.	100%

EXHIBIT 21
HARSCO CORPORATION

Subsidiaries of the Registrant

Name	Country of Incorporation	Ownership Percentage
Harsco UDLP Corporation	U.S.A.	100%
Heckett Technology Services Inc.	U.S.A.	100%
Maryland Slag Company	U.S.A.	100%
MultiServ General Corp.	U.S.A.	100%
MultiServ Inc.	U.S.A.	100%
MultiServ Intermetal Inc.	U.S.A.	100%
MultiServ Investment Corporation	U.S.A.	100%
MultiServ Operations Ltd.	U.S.A.	100%
MultiServ U.S. Corporation	U.S.A.	100%
National Briquette Corporation	U.S.A.	100%
National Recovery Systems Inc.	U.S.A.	100%
SGB Holdings Inc.	U.S.A.	100%
Slag Reduction Investment Corporation	U.S.A.	100%
SRA Mill Services, Inc.	U.S.A.	100%
Hünnebeck LLC	United Arab Emirates	49%
Quebeisi SGB LLC	United Arab Emirates	49%
Heckett MultiServ M.V. & M.S., C.A.	Venezuela	100%

Companies in which Harsco Corporation does not exert management control are not consolidated. These companies are listed below as unconsolidated entities.

Name	Country of Incorporation/ Organization	Ownership Percentage

Granufos S.A.S.	France	50%
Phooltas Tamper Private Limited	India	40%
p.t. Purna Baja Heckett	Indonesia	40%
Salamis / SGB Limited	Scotland	50%